FINAL PROPOSAL BETWEEN
IBEW 1031 AND WELLS GARDNER ELECTRONICS

MEMORANDUM OF UNDERSTANDING

Due to current critical economical conditions, the following agreement has been reached.

The current union contract ending June 29, 2009 will be extended for an additional contract year with no changes in current wages and benefits. The company will not add any increase to current medical deductions but reserves the right to negotiate changes to the current plan.

Name	Date__7/2/09______
Gene Ahner, HR Director -Wells Gardner

Name	Date__7/2/09______
Jose Caez, Business Manager IBEW 1031